Odyssey Therapeutics Reports Second Quarter 2026 Financial Results and Provides Corporate Update

Data from the Phase 2a monotherapy trial of OD-001 accepted for oral presentation at United European Gastroenterology Week in October

Phase 2a combination trial of OD-001 with vedolizumab and Phase 2b monotherapy trial of OD-001 expected to initiate in 2H 2026

Cash on hand as of June 30, 2026 of $433.1M expected to fund operations into the second half of 2028

BOSTON, August 4, 2026 (GLOBE NEWSWIRE) — Odyssey Therapeutics, Inc. (Nasdaq: ODTX) (“Odyssey” or the “Company”), a clinical-stage biopharmaceutical company seeking to transform the standard of care for patients suffering from autoimmune and inflammatory diseases by developing medicines that precisely target disease pathology, today reported financial results for the second quarter ended June 30, 2026 and provided an update on recent progress and anticipated milestones.

“Positive clinical proof-of-concept data for OD-001 marked an important milestone for Odyssey and we look forward to sharing additional, supportive data from this trial in October,” said Gary D. Glick, Ph.D., President and Chief Executive Officer of Odyssey. “We are focused on continuing to build momentum for this program as we prepare to initiate the next monotherapy trial and the first combination trial for OD-001 later this year. In addition, we plan to file a CTA for our second clinical program, OD-002, an oral SLC15A4 inhibitor designed to selectively modulate pathogenic B cell populations to treat autoimmune disease, by the end of this year.”

Second Quarter Business Highlights and Recent Developments

Pipeline Highlights

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OD-001: Small molecule RIPK2 scaffolding inhibitor
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Treatment with OD-001 in the Phase 2a expansion cohort is now complete, with data analyses ongoing. Updated safety and efficacy results from the full Phase 2a induction dataset, including expansion cohort, as well as assessments of exploratory endpoints, are expected to be presented in an oral presentation at the United European Gastroenterology (UEG) Week in October.
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Odyssey continues to expect the RIPK2 program to enter its next stage of clinical development, with initiation of a Phase 2b monotherapy trial and Phase 2a combination trial with vedolizumab expected in the second half of 2026. Additional details on both studies are expected to be shared in the second half of 2026.

Anticipated Key Clinical Milestones

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OD-001 (RIPK2 scaffolding inhibitor): Initiate a Phase 2b monotherapy trial and Phase 2a combination trial with vedolizumab in the second half of 2026, with topline induction data from both studies expected in the second half of 2027.

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OD-002 (SLC15A4 inhibitor): Complete investigational new drug (“IND”)-enabling studies and file a clinical trial application (“CTA”) in the second half of 2026, enabling initiation of a Phase 1/2a clinical trial in the first half of 2027 in healthy participants, followed by patient cohorts across a number of diseases, including cutaneous lupus erythematosus and additional autoimmune diseases.

Second Quarter 2026 Financial Results

As of June 30, 2026, Odyssey had cash, cash equivalents and marketable securities of $433.1 million, which are expected to fund Odyssey’s operations into the second half of 2028.

Research and development expenses were $36.2 million for the quarter ended June 30, 2026, compared to $30.2 million for the same period in 2025. The change primarily reflected an increase in external research and development costs associated with advancing the Company’s clinical and preclinical programs. General and administrative expenses were $10.5 million for the quarter ended June 30, 2026, compared to $13.2 million for the same period in 2025. The decrease primarily reflected lower legal and accounting professional fees than were recorded in the corresponding period for the prior year.

Net loss was $52.8 million for the quarter ended June 30, 2026, compared to a net loss of $41.2 million for the same period in 2025. Adjusted net loss (non-GAAP) was $38.4 million for the quarter ended June 30, 2026, after excluding $8.7 million of non-cash charges related to the change in the fair value of contingent consideration and $5.7 million of stock-based compensation expense. See “Non-GAAP Financial Measures” below for additional information and a reconciliation to the most directly comparable GAAP financial measure.

Additional financial information will be available in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, to be filed with the U.S. Securities and Exchange Commission and will be accessible at www.sec.gov and through the “Investors” section of the Company’s website at investors.odysseytx.com.

Non-GAAP Financial Measures

This press release includes adjusted net loss, a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Adjusted net loss is defined as GAAP net loss excluding non-cash changes in the fair value of contingent consideration and stock-based compensation expense.

Management believes adjusted net loss provides investors with useful supplemental information regarding the Company's operating performance. Management uses adjusted net loss, together with GAAP financial measures, to evaluate the Company's operating performance and facilitate comparisons across reporting periods.

Adjusted net loss should not be considered in isolation or as a substitute for GAAP net loss. Because other companies may calculate similarly titled non-GAAP financial measures differently, adjusted net loss may not be comparable to similarly titled measures reported by other companies.

The following table reconciles GAAP net loss to adjusted net loss:

	Three Months Ended June 30,
	2026	2025
	(in millions)
GAAP Net Loss	$(52.8)	$(41.2)
Change in fair value of contingent consideration	8.7	(0.6)
Stock-based compensation expense	5.7	3.7
Adjusted Net Loss (Non-GAAP)	$(38.4)	$(38.1)

About Odyssey Therapeutics

Odyssey Therapeutics is a clinical-stage biopharmaceutical company seeking to transform the standard of care for patients suffering from autoimmune and inflammatory diseases by developing medicines that are designed to precisely target disease pathology. Since its founding in 2021, Odyssey has built a portfolio of internally discovered and developed medicines with its first program advancing through multiple clinical milestones. Odyssey’s portfolio leverages the scientific expertise of its team of experienced drug hunters and a comprehensive suite of tools to efficiently advance product candidates that the Company believes have the potential to induce deep and durable remission for patients across several inflammatory diseases with unmet need.

For more information, please visit https://odysseytx.com/ and follow Odyssey on LinkedIn.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: Odyssey’s expectations regarding the development of OD-001, OD-002, and its other product candidates; the timing, design, initiation, enrollment, conduct and results of preclinical studies and clinical trials, including the anticipated Phase 2b trial of OD-001 as a monotherapy and Phase 2a combination trial with vedolizumab in ulcerative colitis and the Phase 1/2a trial of OD-002; anticipated corporate and development milestones and the expected timing thereof; the timing and forums for announcing data from Odyssey’s ongoing and future preclinical studies and clinical trials, and the content of any such presentation; the sufficiency of the Company’s cash, cash equivalents and marketable securities to fund planned operations for any specified time period; the timing of regulatory filings and receipt of regulatory authorizations; the therapeutic potential of Odyssey’s product candidates; and Odyssey’s strategy, business plans, financial performance, financial position, and focus. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “goal,” “may,” “plan,” “potential,” “will,” “would” and variations of these words or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on Odyssey’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties related to: the Company’s limited operating history and history of net losses; its need for additional capital and unanticipated costs and expenses impacting the Company’s cash runway; the unpredictable nature of preclinical and clinical development, including risks that clinical trials may not be initiated, enrolled, conducted, or completed on the timelines the Company expects, or at all, and that interim results or results from earlier studies may not be predictive of final or later results; the potential for varying interpretation of the results of clinical trials and analyses, reliance on third parties, including contract research and manufacturing organizations; competition; the Company’s ability to leverage its team’s scientific expertise and suite of tools to enable more informed drug research and development; intellectual property; legal and regulatory developments; and the other risks and uncertainties described under “Risk Factors” in the Company’s most recently filed Quarterly Report on Form 10-Q and the Company’s other filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Odyssey undertakes no duty to update such information except as required under applicable law.

Contacts

Investor Relations
Collin Todd
SVP, Strategy and Business Development
investors@odysseytx.com